Exhibit 99.1

Impinj Reports Third Quarter 2023 Financial Results

SEATTLE, WA, October 25, 2023 – Impinj, Inc. (NASDAQ: PI), a leading RAIN RFID provider and Internet of Things pioneer, today released its financial results for the third quarter ended September 30, 2023.

“Third-quarter results were solid, with profitability exceeding our expectations,” said Chris Diorio, Impinj co-founder and CEO. “While macroeconomic pressures continue to impact our fourth-quarter outlook, we believe our long-term opportunity remains intact. We see early signs of retail demand improvement, strong ongoing endpoint IC unit-volume growth despite the downturn and remain optimistic for the future.”

Third Quarter 2023 Financial Summary

•
Revenue of $65.0 million
•
GAAP gross margin of 47.3%; non-GAAP gross margin of 50.5%
•
GAAP net loss of $15.8 million, or loss of $(0.59) per diluted share using 26.9 million shares
•
Adjusted EBITDA of $0.3 million
•
Non-GAAP net income of $0.1 million, or income of $0.00 per diluted share using 28.1 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Fourth Quarter 2023 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the fourth quarter of 2023 (in millions, except per share data):

Three Months Ending
December 31, 2023
Revenue	$65.5 to $68.5
GAAP Net loss	($17.0) to ($15.5)
Adjusted EBITDA income (loss)	($0.9 ) to $0.7
GAAP Weighted-average shares — basic and diluted	27.00 to 27.20
GAAP Net loss per share — basic and diluted	($0.63 ) to ($0.57 )
Non-GAAP Net income (loss)	($1.2 ) to $0.3
Non-GAAP Weighted-average shares — basic	27.00 to 27.20
Non-GAAP Weighted-average shares — diluted	27.00 to 28.10
Non-GAAP Net income (loss) per share — basic and diluted	($0.04) to $0.01

A reconciliation between GAAP and non-GAAP financial measures is provided in the "Non-GAAP Financial Measures" section below.

Conference Call Information

Impinj will host a conference call today, October 25, 2023 at 5:00 p.m. ET / 2:00 p.m. PT to discuss its third-quarter 2023 results, as well as its outlook for its fourth-quarter 2023. Interested parties may access the call by dialing +1-412-317-6789. A live webcast and replay will also be available on the company’s website at investor.impinj.com. Following the call, a telephonic replay will be available for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 8377826.

Management’s prepared written remarks, along with quarterly financial data, will be made available on Impinj’s website at investor.impinj.com along with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our strategy, investment plans and prospects, statements regarding conditions in the markets in which we compete as well as the broader economy, and our financial guidance and considerations for the fourth quarter of 2023 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

Andy Cobb, CFA

Vice President, Strategic Finance

+1-206-315-4470

ir@impinj.com

Media Relations
Jill West
Vice President, Strategic Communications
+1 206-834-1110
jwest@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	September 30, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$78,100	$19,597
Short-term investments	35,129	154,148
Accounts receivable, net	48,482	49,996
Inventory	106,806	46,397
Prepaid expenses and other current assets	4,446	5,032
Total current assets	272,963	275,170
Long-term investments	—	19,200
Property and equipment, net	44,923	39,027
Intangible assets, net	14,727	—
Operating lease right-of-use assets	10,326	10,490
Other non-current assets	1,613	1,969
Goodwill	19,049	3,881
Total assets	$363,601	$349,737
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$11,017	$25,024
Accrued compensation and employee related benefits	7,702	9,048
Accrued and other current liabilities	9,306	2,925
Current portion of operating lease liabilities	3,308	3,122
Current portion of deferred revenue	2,425	2,250
Total current liabilities	33,758	42,369
Long-term debt	281,449	280,244
Operating lease liabilities, net of current portion	10,205	11,066
Deferred tax liabilities, net	3,062	118
Deferred revenue, net of current portion	327	349
Total liabilities	328,801	334,146
Stockholders' equity:
Common stock, $0.001 par value	27	26
Additional paid-in capital	450,746	403,599
Accumulated other comprehensive loss	(1,002)	(1,249)
Accumulated deficit	(414,971)	(386,785)
Total stockholders' equity	34,800	15,591
Total liabilities and stockholders' equity	$363,601	$349,737

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$65,005	$68,270	$236,888	$181,210
Cost of revenue	34,237	30,835	118,776	83,494
Gross profit	30,768	37,435	118,112	97,716
Operating expenses:
Research and development	21,588	18,766	67,426	55,124
Sales and marketing	10,073	9,326	30,678	28,239
General and administrative	13,532	11,087	45,098	33,888
Amortization of intangibles	1,409	—	3,555	—
Total operating expenses	46,602	39,179	146,757	117,251
Loss from operations	(15,834)	(1,744)	(28,645)	(19,535)
Other income, net	1,090	774	3,620	1,367
Induced conversion expense	—	—	—	(2,232)
Interest expense	(1,213)	(1,205)	(3,633)	(3,716)
Loss before income taxes	(15,957)	(2,175)	(28,658)	(24,116)
Income tax benefit (expense)	195	(24)	472	(67)
Net loss	$(15,762)	$(2,199)	$(28,186)	$(24,183)
Net loss per share — basic and diluted	$(0.59)	$(0.09)	$(1.06)	$(0.95)
Weighted-average shares — basic and diluted	26,920	25,743	26,639	25,384

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Nine Months Ended
	September 30,
	2023	2022
Operating activities:
Net loss	$(28,186)	$(24,183)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,733	4,456
Stock-based compensation	35,679	32,230
Accretion of discount or amortization of premium on investments	(1,600)	301
Amortization of debt issuance costs	1,206	1,203
Induced conversion expense related to convertible notes	—	2,232
Deferred tax expense	(662)	—
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	2,683	(5,218)
Inventory	(59,239)	(9,967)
Prepaid expenses and other assets	1,407	45
Accounts payable	(10,054)	1,107
Accrued compensation and employee related benefits	(1,904)	1,571
Accrued and other liabilities	1,677	1,252
Operating lease right-of-use assets	1,990	2,490
Operating lease liabilities	(2,501)	(3,064)
Deferred revenue	(1,038)	2,358
Net cash provided by (used in) operating activities	(50,809)	6,813

Investing activities:
Purchases of investments	—	(159,837)
Proceeds from sales of investments	13,372	—
Proceeds from maturities of investments	127,449	79,508
Purchases of intangible assets	(250)	—
Proceeds from sale of property and equipment	234	—
Purchases of property and equipment	(15,968)	(5,975)
Business acquisitions, net of cash acquired	(23,357)	—
Net cash provided by (used in) investing activities	124,837	(86,304)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	7,890	12,462
Payment of 2019 Notes	—	(17,564)
Net cash provided by (used in) financing activities	7,890	(5,102)
Effect of exchange rate changes on cash and cash equivalents	(58)	—
Net increase (decrease) in cash and cash equivalents	81,860	(84,593)
Cash and cash equivalents
Beginning of period	19,597	123,903
End of period	$101,457	$39,310

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA and non-GAAP net income (loss), as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; restructuring costs; settlement and related costs; induced conversion expense; other income, net; interest expense; loss on debt extinguishment; income tax benefit (expense); and acquisition transaction expense and related purchase accounting adjustments. During the first quarter of 2023, we revised our definition of adjusted EBITDA to exclude acquisition transaction expenses and related purchase accounting adjustments in connection with our Voyantic Oy acquisition. We have excluded these costs and expenses because we do not believe they reflect our core operations and us excluding them enables more consistent evaluation of our operating performance. The revision to our definition of adjusted EBITDA did not impact adjusted EBITDA for any previously reported periods because there was no impact of a similar nature in such prior periods affecting comparability.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss), adjusted for, if applicable for the periods presented, the effects of stock-based compensation; depreciation; restructuring costs; settlement and related costs; induced conversion expense; amortization of debt discount related to the equity component of our convertible notes; prepayment penalty on debt extinguishment; acquisition transaction expense; and the corresponding income tax impacts of adjustments to net income (loss). During the first quarter of 2023, we revised our definition of non-GAAP net income (loss) to adjust for acquisition transaction expenses and related purchase accounting adjustments in connection with our Voyantic Oy acquisition. Excluding acquisition transaction expenses and related purchase accounting adjustments did not impact the non-GAAP net income (loss) previously reported for periods preceding the revision.

During the second quarter of 2023, we further revised our definition of non-GAAP net income (loss) to adjust for income tax effects of adjustments to net income (loss), calculated at the statutory rate for current and historical periods. We have revised the prior period amounts to conform to our current period presentation.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP Gross margin	47.3%	54.8%	49.9%	53.9%
Adjustments:
Depreciation and amortization	2.2%	1.4%	1.5%	1.5%
Purchase accounting adjustments	0.2%	0.0%	0.2%	0.0%
Stock-based compensation	0.8%	0.7%	0.6%	0.8%
Non-GAAP Gross margin	50.5%	56.9%	52.2%	56.2%

GAAP Net loss	$(15,762)	$(2,199)	$(28,186)	$(24,183)
Adjustments:
Depreciation and amortization	3,668	1,483	9,734	4,456
Purchase accounting adjustments	112	—	388	—
Stock-based compensation	12,307	10,057	35,679	32,230
Other income, net	(1,090)	(774)	(3,620)	(1,367)
Interest expense	1,213	1,205	3,633	3,716
Income tax expense (benefit)	(195)	24	(472)	67
Induced conversion expense	—	—	—	2,232
Acquisition transaction expense	4	—	1,676	—
Adjusted EBITDA	$257	$9,796	$18,832	$17,151

GAAP Net loss	$(15,762)	$(2,199)	$(28,186)	$(24,183)
Adjustments:
Depreciation and amortization	3,668	1,483	9,734	4,456
Purchase accounting adjustments	112	—	388	—
Stock-based compensation	12,307	10,057	35,679	32,230
Induced conversion expense	—	—	—	2,232
Acquisition transaction expense	4	—	1,676	—
Income tax effects of adjustments (1)	(207)	(878)	(1,990)	(1,385)
Non-GAAP Net income	$122	$8,463	$17,301	$13,350
Non-GAAP Net income per share:
Basic	$0.00	$0.33	$0.65	$0.53
Diluted	$0.00	$0.31	$0.61	$0.49

GAAP Weighted-average shares — diluted	26,920	25,743	26,639	25,384
Dilutive shares from stock plans	1,196	1,930	1,758	1,699
Dilutive shares from 2021 Notes	—	—	—	—
Non-GAAP Weighted-average shares — diluted	28,116	27,673	28,397	27,083
(1) The tax effects of the adjustments are calculated using the statutory rate, taking into consideration the nature of the item and relevant taxing jurisdictions.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
December 31,
2023
GAAP Net loss	$(16,250)
Adjustments:
Forecasted Depreciation and amortization	3,607
Forecasted Stock-based compensation	12,355
Forecasted Interest expense	1,258
Forecasted Other income, net	(850)
Forecasted Income tax benefit	(220)
Adjusted EBITDA	$(100)

GAAP Net loss	$(16,250)
Adjustments:
Forecasted Depreciation and amortization	3,607
Forecasted Stock-based compensation	12,355
Forecasted Income tax effects of adjustments	(172)
Non-GAAP Net loss	$(460)

GAAP Net loss per share — basic and diluted	$(0.60)
Non-GAAP Net loss per share — basic and diluted	$(0.02)

GAAP weighted-average shares — basic and diluted	27,100

Non-GAAP weighted-average shares — basic and diluted	27,100